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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference, in this registration statement on Form S-4, of our report dated February 1, 2001 on our audits of First Gaston Bank of North Carolina as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the references to our firm under the caption "Experts" in this Registration Statement.



Larrowe & Company, PLC

Galax, Virginia
August 10, 2001